Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-198116) pertaining to the 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan, and the Amended and Restated 2010 Equity Incentive Plan of Otonomy, Inc. of our report dated March 18, 2015, with respect to the financial statements of Otonomy, Inc. included in this Annual Report (Form 10-K) of Otonomy, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Diego, California

March 18, 2015